                                                                    EXHIBIT 24.2

                          THE WILLIAMS COMPANIES, INC.

                             SECRETARY'S CERTIFICATE

         I, the undersigned, SUZANNE H. COSTIN, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on March 27, 2002, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

                           WHEREAS the Board of Directors of the Company has
                  determined that it is advisable for there to be an offer to exchange (the "Exchange Offer") a new series of debt securities of the Company (the "New Notes") for any and all 8.25% Senior Secured Notes due 2004 of WCG Note Trust and WCG Note Corp., Inc. (the "Outstanding Senior Secured Notes"); and

                           WHEREAS the Board of Directors wishes to grant
                  certain officers of the Company authority to establish and approve the terms of the New Notes and the Exchange Offer;

                           NOW, THEREFORE, BE IT:

                           RESOLVED that the Exchange Offer, including the
                  creation, offer, issuance and exchange by the Company of the New Notes for the Outstanding Senior Secured Notes validly tendered and accepted, be, and they hereby are, authorized and approved.

                           RESOLVED that the Chairman of the Board, the Chief
                  Executive Officer, the President, any Senior Vice President, the Treasurer, or any other officer of the Company (each a "Designated Officer") be, and each of them hereby is, authorized and empowered to execute, acknowledge and deliver, for and on behalf of the Company, and under its corporate seal, which its Secretary or any Assistant Secretary is hereby authorized to affix and attest, one or more indentures, including indentures supplemental thereto or to any existing indenture of the Company (the "Indenture") between the Company and a trustee to be determined by the Designated Officer executing such Indenture (the "Trustee"), for the purpose of providing for the issuance, registration, transfer, exchange and payment of the New Notes to be issued pursuant thereto, such Indenture to be in the form as the Designated Officers executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such officer's execution, acknowledgment and delivery of the Indenture.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized for and on behalf of the Company, to execute and deliver, in connection with the Exchange Offer, and to request the Trustee to authenticate and deliver when so executed and delivered, upon tendering of the Outstanding Senior Secured Notes, New Notes to holders or designees of holders that have tendered the Outstanding Senior Secured Notes accepted in the Exchange Offer, and to perform all of the agreements and obligations of the Company relating to the Exchange Offer and the New Notes and to consummate the transactions contemplated thereby; and that such Designated Officers be, and each of them hereby is, authorized to execute and deliver such other agreements and documents relating to the Exchange Offer or the New Notes as such Designated Officer deems necessary or appropriate.

                           RESOLVED that the Designated Officers be, and each of
                  them hereby is, in accordance with the authorizations set forth in these resolutions, authorized to cause the Company to issue the New Notes to be offered in exchange for any and all Outstanding Senior Secured Notes pursuant to the terms and conditions of the Exchange Offer, and to determine, approve or appoint, as the case may be:

                                    (a) the exact aggregate principal amount of
                           the New Notes, provided that the aggregate principal amount of the New Notes to be issued pursuant to these resolutions shall not exceed One Billion Four Hundred Million Dollars ($1,400,000,000);

                                    (b) the designation of the New Notes as
                           unsecured and unsubordinated indebtedness of the Company;

                                    (c) the terms and rights of the New Notes,
                           consistent with the terms of the Indenture;

                                    (d) the maturity of the New Notes; provided,
                           however, that the maturity of the New Notes may not exceed the maturity of the Outstanding Senior Secured Notes;

                                    (e) the fees and commissions to be paid to
                           any dealer managers, brokers, dealers or others for soliciting acceptances of the Exchange Offer;

                                    (f) the rate or rates at which the New Notes
                           shall bear interest, which rate or rates shall be fixed; provided, however, that the interest rate of the New Notes may not exceed 9.25% per annum;

                                    (g) the date or dates from which such
                           interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date and/or the method by which such rate or rates or date or dates shall be determined;

                                    (h) the place or places where the principal
                           of, premium, if any, and interest, if any, on the New Notes shall be payable;

                                    (i) the option, if any, of the Company to
                           redeem the New Notes in whole or in part and the period or periods within which, the price or prices at which and the terms and conditions upon which the New Notes may be redeemed, in whole or in part, pursuant to such option;

                                    (j) the obligation, if any, of the Company
                           to redeem, purchase or repay the New Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the New Notes shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

                                    (k) the denominations and currencies,
                           including U.S. dollars, foreign currencies and composite currencies, in which the New Notes shall be issuable and payable and the election, if any, of holders of the New Notes to receive payment of principal (and premium, if any) and interest in a currency other than the currency in which such New Notes were issued;

                                    (l) such other terms, conditions and
                           provisions as any such Designated Officer shall deem appropriate; and

                                    (m) the forms of the New Notes.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized to appoint one or more transfer agents or registrars, depositories, authenticating or paying agents, calculation agents, remarketing agents, exchange rate agents and any other agents with respect to the New Notes and the Exchange Offer, and to execute and deliver, in the name and on behalf of the Company, any agreement, instrument or document relating to any such appointment for the purpose of implementing and giving effect to the provisions of the Indenture, the terms of the New Notes and the terms and conditions of the Exchange Offer; any such agreement, instrument or document to be in such form and to have such terms and provisions as the Designated Officer executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such Designated Officer's execution and delivery thereof; provided, however, that the Company may at any time elect to act in the capacity of paying agent.

                           RESOLVED that any Designated Officer be, and each
                  hereby is, authorized to execute and deliver to the Trustee an Issuer Order or Officer's Certificate, as appropriate, referred to in the Indenture and to perform on behalf of the Company such other procedures acceptable to the Trustee as may be necessary in order to authorize the authentication and delivery by the Trustee of the New Notes.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized to cause the Company to enter into an agreement (the "Dealer Manager Agreement") with such investment banking company or companies as any such Designated Officer may choose (the "Dealer Managers"), and with such additional or successor Dealer Managers as any Designated Officer shall select, in the form as the Designated Officer executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such Designated Officer's execution, acknowledgment and delivery of the Dealer Manager Agreement.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized on behalf of the Company to enter into an agreement (the "Exchange Agreement") with such banking or trust company or companies as any such Designated Officer may choose (the "Exchange Agent"), and with such additional or successor Exchange Agents as any Designated Officer shall select, in the form as the Designated Officer executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such Designated Officer's execution, acknowledgment and delivery of the Exchange Agreement.

                           RESOLVED that the Company is hereby authorized to
                  register under the Securities Act of 1933, as amended (the "Securities Act"), the New Notes and the Exchange Offer to allow the recipients of the New Notes to resell or otherwise transfer the New Notes from time to time, all in accordance with the provisions of the Securities Act, and other applicable United States or other laws.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the rules and regulations thereunder (the "Rules and Regulations"), a registration statement on Form S-4 (the "Registration Statement"), and any and all exhibits and documents relating thereto in connection with the registration of the New Notes and the Exchange Offer.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared and to execute and file with the Commission a prospectus (the "Prospectus") in connection with the Exchange Offer.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Commission pursuant to the Securities Act and the Rules and Regulations, any and all necessary pre-effective and post-effective amendments to the Registration Statement, or supplements to the Prospectus and any and all exhibits and documents relating thereto, as such officers executing the same shall approve, such approval for and in the name of the Company to be conclusively evidenced by their signature thereto, and to take all such further action as may, in the judgment of such officers, be necessary, appropriate or desirable to secure and thereafter to maintain the effectiveness of the Registration Statement.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized, for and on behalf of the Company, to take any and all such actions as they, upon advice of counsel, deem necessary or appropriate to effect the registration or qualification (or exemption therefrom) of all or such part of the New Notes, if any, as such Designated Officer may deem necessary or appropriate for the issue, offer, sale or trade under the "blue sky" or securities laws of any of the states of the United States of America or foreign jurisdictions, including, without limitation, to prepare, execute, deliver, file or cause to be published any applications, reports, consents to service of process, issuer's covenants, appointments of attorneys to receive service of process and other documents and instruments which may be required under such laws, and to take any and all such further actions as they, upon advice of counsel, deem necessary or appropriate in order to maintain any registration or qualification for as long as they deem necessary or as required by law; and that the execution by any such Designated Officer of any such document or instrument or the doing by them of any act in connection with the foregoing shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents and instruments so executed and the actions so taken.

                           RESOLVED that each officer or director of the Company
                  who may be required to execute the Registration Statement or any amendment or amendments thereto to be filed with the Commission, be, and hereby is, authorized and empowered to execute a power of attorney appointing William G. von Glahn and Suzanne H. Costin, and each of them, severally, his true and lawful attorney or attorney-in-fact and agent or agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him and in his name, place or stead, in his capacity as a director or officer or both, as the case may be, of the Company, to sign the Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Company to comply with the Securities Act, other federal and state securities laws and other applicable United States and other laws in connection with the Exchange Offer, and to file the same with the Commission with full power and authority to each of said attorneys-in-fact to do and to perform in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person.

                           RESOLVED that William G. von Glahn of the Company be,
                  and hereby is, designated, for and on behalf of the Company, the agent for service to be named in the Registration Statement and in any and all amendments thereto to be executed and filed with the Commission and is hereby authorized and empowered to receive notices and communications with respect to the registration under the Securities Act of the New Notes and with respect to the Exchange Offer, with all powers consequent upon such designation under the Rules and Regulations.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to take any and all such actions that, in the judgment of the officer taking such action are necessary or appropriate to effectuate, carry out and consummate fully the Exchange Offer in accordance with the terms and procedures set forth in the Registration Statement or as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the respective rules and regulations thereunder.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared and to execute, verify and file such other applications, declarations, powers or other instruments, and any amendment or amendments thereto, together with any and all exhibits and instruments relating thereto, that in the judgment of the officer taking such action, are necessary or appropriate to obtain any order or orders, approval or approvals, certificate or certificates of approval of the Commission or any other regulatory authority that may have jurisdiction in the premises and in connection with any of the matters aforesaid.

                           RESOLVED that any Designated Officer be, and each of
                  them hereby is, authorized to take, or cause to be taken, any and all action which any such Designated Officer may deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore or hereafter to accomplish such purposes, all or singular), and to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company as any such Designated Officer may deem necessary or desirable in connection therewith, and to perform, or cause to be performed, the obligations of the Company under the New Notes, the Exchange Offer, the Indenture, the Dealer Manager Agreement and the Exchange Agreement and to pay such fees and expenses as, in their judgment, shall be proper or advisable.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company with its corporate seal or otherwise and to pay such fees and expenses as, in their judgment, shall be proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

         I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE WILLIAMS COMPANIES, INC., this 4th day of April, 2002.


                                                  /s/ Suzanne H. Costin
                                       -----------------------------------------
(CORPORATE SEAL)                                    Suzanne H. Costin
                                                        Secretary